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EX-5.1

OPINION OF KRONISH LIEB WEINER & HELLMAN LLP

                                                                     Exhibit 5.1

                                            June 12, 2000

Digex, Incorporated
One Digex Plaza
Beltsville, Maryland 20705

Ladies and Gentlemen:

            We have acted as counsel for Digex, Incorporated (the Company"), a Delaware corporation, in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 6,000,000 shares of the Company's Class A common stock, par value $.01 per share (the "Common Shares"), to be offered for sale by the Company from time to time pursuant to awards granted under the Company's Long-Term Incentive Plan adopted in 1999 (the "Plan").

            We have examined the Company's Certificate of Incorporation, as amended, By-laws, as amended, and minute book and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures, the legal capacity of all natural person, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents furnished to us as copies.

            Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that the Common Shares have been duly authorized and upon the issuance thereof and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York and, for purposes of the opinions expressed in this letter, do not hold ourselves out as experts on, nor are we, in rendering the opinions expressed herein, passing on the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

            We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Kronish Lieb Weiner & Hellman LLP